UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2007

USChina Channel Inc.

(Name of Small Business Issuer in its Charter)

Nevada                         7389                       20-4854568

(State or Other      (Primary Standard Industrial       (I.R.S. Employer

Jurisdiction           Classification Code Number)      Identification No.)

Of Organization)

665 Ellsworth Avenue, Connecticut, 06511

             Tel: (203) 844-0809

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________________________________________________________________

Item 8.01 Other Events

USChina Channel Inc. (the Company) has registered best efforts, no minimum, and maximum 400,000 common shares offering at a price of $0.5 per share for sale to the public on Form SB-2 (File No. 333-137437), the "Registration Statement". The Company has sold 151,100 shares. The remaining 248,900 shares will keep in the Company as treasure stock, which would be used as the same purpose and same price as specified in the "Registration Statement" at the manager's discretions, or be sold in the open market in the future when the common shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The management of the Company believes that such decision is best for the interests of the shareholders. Accordingly, the offering was terminated on August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2007	USChina Channel Inc. (Registrant)

                                              /s/ Andrew Chien

                                              Andrew Chien, President